UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 6, 2018

S&P GLOBAL INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other	(Commission	(IRS Employer
jurisdiction of	File No.)	Identification No.)
incorporation or
organization)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On March 6, 2018, S&P Global Inc. (“the Registrant”) issued a press release announcing that it has entered into a definitive agreement to acquire Kensho Technologies Inc.

The press release relating to the acquisition is attached as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

The information furnished pursuant to this Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01.   Other Events.

On March 6, 2018, the Registrant announced that it has entered into an accelerated share repurchase (ASR) agreement with Morgan Stanley & Co. LLC to repurchase $1 billion of its outstanding common stock. The final settlement of the transaction under the ASR agreement is expected to be completed no later than the third quarter of 2018. The ASR is part of the Registrant's share repurchase program authorizing the repurchase of up to 50 million shares, as previously announced on December 4, 2013.

A copy of the press release issued by the Registrant relating to the ASR agreement is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.   Exhibits.

The following exhibits are furnished with this report:

(99.1)       Press Release of the Registrant Relating to Kensho Technologies Inc., dated March 6, 2018.
(99.2)       Press Release of the Registrant Relating to Accelerated Share Repurchase, dated March 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/	Alma Rosa Montanez
By:	Alma Rosa Montanez
Associate General Counsel
& Assistant Corporate Secretary

Dated:  March 6, 2018

INDEX TO EXHIBITS

Exhibit Number

(99.1)       Press Release of the Registrant Relating to Kensho Technologies Inc., dated March 6, 2018.
(99.2)       Press Release of the Registrant Relating to Accelerated Share Repurchase, dated March 6, 2018.